ADMINISTRATION AGREEMENT

RYDEX ETF TRUST

SCHEDULE A
LISTING OF INVESTMENT FUNDS

INVESTMENT FUNDS

Guggenheim S&P 500® Equal Weight ETF
Guggenheim Russell Top 50® Mega Cap ETF
Guggenheim S&P 500® Pure Value ETF
Guggenheim S&P 500® Pure Growth ETF
Guggenheim S&P MidCap 400® Pure Value ETF
Guggenheim S&P MidCap 400® Pure Growth ETF
Guggenheim S&P SmallCap 600® Pure Value ETF
Guggenheim S&P SmallCap 600® Pure Growth ETF
Guggenheim S&P Equal Weight Consumer Discretionary ETF
Guggenheim S&P 500® Equal Weight Consumer Staples ETF
Guggenheim S&P 500® Equal Weight Energy ETF
Guggenheim S&P 500® Equal Weight Financial ETF
Guggenheim S&P 500® Equal Weight Health Care ETF
Guggenheim S&P 500® Equal Weight Industrials ETF
Guggenheim S&P 500® Equal Weight Materials ETF
Guggenheim S&P 500® Equal Weight Technology ETF
Guggenheim S&P 500® Equal Weight Utilities ETF
Guggenheim Russell MidCap Equal Weight ETF
Guggenheim Russell 1000® Equal Weight ETF
Guggemheim Russell 2000® Equal Weight ETF
Guggenheim MSCI Emerging Markets Equal Country Weight ETF
Guggenheim S&P 500® Equal Weight Real Estate ETF